Exhibit 10.3
                              [COMPANY LETTERHEAD]

September  8,  1998



VIA  FEDERAL  EXPRESS

Mr.  Paul  G.  Thomas
7  McKay  Drive
Bridgewater,  NJ  08807

Dear  Paul,

It is with great pleasure that the Board of Directors offers you the position of President and Chief Executive Officer of LifeCell Corporation.

Upon acceptance of this offer, please sign and return this letter along with the signed Confidentiality, Inventions and Discoveries and Non-Competition Agreement, the filled-in reference and background release form, and indicate your availability for us to schedule a physical with a local physician.

You will be eligible for all of our standard company benefits, including three weeks' vacation, sick leave, health, life, AD&D insurance and short- and long-term disability insurance. Your employment should commence as soon as possible but, no later than October 1, 1998. In this regard, the following offer will remain in effect until September 14, 1998:

-  Salary               275,000 annually, paid semi-monthly on the 15th and the last day of every month.
-  Bonus                You will participate in our incentive compensa-tion plan,
                        effective January 1, 1999.  Based on 100% achievement of
                        milestones mutually agreed-upon with the Board of Directors, your bonus will be 50% of your annual salary.
-  Equity               A stock option grant of 500,000 shares of common stock priced at the closing bid price on your first day of employment.  It is a
                        10-year option vesting 25% per year over a four-year period; it is fully vested after four years but need not be exercised prior to ten years.
-  Temporary Housing    Based on our understanding that your family will remain in New
                        Jersey until year-end, we will pay for your personal lodging for an apartment in The Woodlands or surrounding area through
                        Decem-ber 31, 1998.  A rental car will also be provided, if desired.
-  Travel Arrangements  LifeCell will reimburse up to two round-trip airfares per month for you to return to New Jersey through year-end.  To assist in locating a home in the area, we will reimburse the cost of up to three round-trip airfares for your wife, Patty, to visit The
                        Woodlands between now and December 31, 1998.

LIFECELL  CORPORATION
September  8,  1998
Page  Two

-  Housing and           LifeCell will reimburse all reasonable moving costs regarding
   Relocation            household goods and relocation of your family, including up to two vehicles to The Woodlands.  The Company agrees to pay
                         closing costs on the sale of your home in New Jersey.

We look forward to a long, productive, synergistic relationship as we move forward to ensure the company's continued success. Please feel free to contact me directly at 800-654-0889, extension 211, if you have any questions regarding this offer.

Very  sincerely,


By  /s/  Michael  E.  Cahr
    ----------------------
Michael  E.  Cahr
Chairman,  Compensation  Committee
LifeCell  Corporation  Board  of  Directors

MEC/jhc


Agreed  and  Accepted:


By  /s/  Paul  G.  Thomas*                         9/8/98
    ----------------------                         ------
Paul  G.  Thomas                                    Date



Available  Schedule for corporate physical:
                                           -----------------------

*subject  to  amendments  as  discussed  w/  Michael  Cahr  9/8/98

                              [COMPANY LETTERHEAD]

September  9,  1998

VIA  FEDERAL  EXPRESS

Mr.  Paul  G.  Thomas
7  McKay  Drive
Bridgewater,  NJ  08807

Dear  Paul,

Welcome aboard. I certainly enjoyed our conversation last night and anticipate your excitement is equal to ours regarding your decision to join LifeCell. For your review, I have documented the final items we discussed:

     - Your date of hire will be September 8, 1998, with the understanding thatyour salary and benefits will commence upon your election by the Board of Directors to the position of President and Chief Executive Officer.
     - As we agreed, the price of your stock options will be granted 9/8/98 at an exercise price of $3.875 (the closing bid on that date).
     - LifeCell will pay reasonable legal expenses for your choice of counsel to review your offer letter and enclosed agreements.
     - LifeCell will reimburse such travel and relocation expenses as set forth in the signed offer letter dated September 8, 1998, to cover the amount of the expense plus any applicable taxes.
     - Attached is a draft of the agreement covering termination without cause (as we agreed, a one-year severance will be provided), draft of stock option agreement with accompanied plan, and our confidentiality agreement.

Please  give  me  a  call  if  you  have  any  additional  concerns.

Sincerely,


By  /s/  Michael  E.  Cahr
    ----------------------
Michael  E.  Cahr
Chairman,  Compensation  Committee
LifeCell  Corporation  Board  of  Directors

MEC/jhc


Agreed  and  Accepted:


/s/  Paul  G.  Thomas                              10/2/98
---------------------                              -------
Paul  G.  Thomas                                   Date

                              [COMPANY LETTERHEAD]

REVISED
September  29,  1998

VIA  FEDERAL  EXPRESS

Mr.  Paul  G.  Thomas
7  McKay  Drive
Bridgewater,  NJ  08807

Dear  Paul,

Welcome aboard. I certainly enjoyed our conversation last night and anticipate your excitement is equal to ours regarding your decision to join LifeCell. For your review, I have documented the final items we discussed:

     - Your date of hire will be September 8, 1998, with the understanding that your salary and benefits will commence upon your election by the Board of Directors to the position of President and Chief Executive Officer.
     - As we agreed, the price of your stock options will be granted 9/8/98 at an exercise price of $3.875 (the closing bid on that date).
     - LifeCell will pay reasonable legal expenses for your choice of counsel to review your offer letter and enclosed agreements.
     - LifeCell will reimburse such travel and relocation expenses as set forth in the signed offer letter dated September 8, 1998, to cover the amount of the expense plus any applicable taxes.
     - Attached is a draft of the agreement covering termination without cause (as we agreed, a one-year severance will be provided), draft of stock option agreement with accompanied plan, and our confidentiality agreement.
     -     YOUR  BASE  SALARY  WILL  BE  A  MINIMUM  OF  $275,000  PER  YEAR.

Please  give  me  a  call  if  you  have  any  additional  concerns.

Sincerely,


By  /s/  Michael  E.  Cahr
    ----------------------
Michael  E.  Cahr
Chairman  of  the  Compensation  Committee
of  the  Board  of  Directors

MEC/jhc

Agreed  and  Accepted:


By  /s/  Paul  G.  Thomas                         10/2/98
    ---------------------                         -------
Paul  G.  Thomas                                  Date